                       KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


TEL (212) 715-9100                                              47, Avenue Hoche
FAX (212) 715-8000                                                75008 Paris
                                                                    France

                                 April 20, 2000


The OFFIT Investment Fund, Inc.
400 Bellevue Parkway
Wilmington, DE  19809

     Re: Registration Nos. 33-70116; 811-8036
         ------------------------------------

Gentlemen:

          We hereby consent to the reference of our firm as counsel in Post-Effective Amendment No. 19 to Registration Statement No. 33-70116; 811-8036.

                                Very truly yours,


                                /s/ Kramer Levin Naftalis & Frankel LLP